BRIDGE NOTE # BN_____

NEITHER THIS SECURED CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES TO BE ISSUED UPON ITS CONVERSION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR (II) IN COMPLIANCE WITH AN EXEMPTION THEREFROM AND ACCOMPANIED, IF REQUESTED BY THE COMPANY, WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH AN EXEMPTION THEREFROM.

Principal Amount: $____________	_______ __, 2008

WHERIFY WIRELESS, INC.

SENIOR SECURED CONVERTIBLE PROMISSORY BRIDGE NOTE
(the “Bridge Note”)

FOR VALUE RECEIVED, the undersigned, Wherify Wireless, Inc., a Delaware corporation (the “Company”), hereby promises to pay to ______________ (the “Holder,” and, together with the Company, the “Parties”), in the manner and at the place hereinafter provided, the principal sum of $[______].00 (__________________ Dollars) (the “Principal Amount”). From and after the date hereof, interest shall accrue on the unpaid principal balance and be payable to the Holder as set forth in Section 1.

This Bridge Note is being issued pursuant to the Bridge Note and Warrant Purchase Agreement by and between, the Company, the Holder and other purchasers of Bridge Notes (the “BWPA”).

1. Interest. Interest shall be paid monthly in arrears in cash on the outstanding unpaid Principal Amount commencing on the date hereof, through and including the date of full repayment of the Principal Amount at the rate of twelve and one-half percent (12.5%) per annum (the “Interest”); provided, however, in the event that the Company shall elect to extend the Maturity Date (as defined below) of the Bridge Note as provided for in Section 2 below (or the Principal Amount and all accrued but unpaid Interest is not paid in full or converted pursuant to and in accordance with Section 4 of this Agreement on the Maturity Date), the rate of Interest will automatically and without any action by any person, increase on such date and continue until full repayment of the Principal Amount and Interest (on the Maturity Date) to seventeen and one-half percent (17.5%) (the “Extension Period Interest”). All Interest on the Bridge Note shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

1

2. Maturity Date/Prepayment.

(a) Maturity Date. The entire unpaid Principal Amount of this Note, together with all fees and expenses (if any), and accrued, but unpaid, Interest thereon, shall be immediately due and payable at 12:01 p.m. on August 31, 2008 (the “Maturity Date”), provided, however, that the Company at its option may extend the Maturity Date until September 30, 2008 (the “Extended Maturity Date”). In the event that the Maturity Date or the Extended Maturity Date falls on a Saturday, Sunday or a holiday on which banks in the State of New York are closed, the Maturity Date or the Extended Maturity Date, as the case may be, shall be the first business day occurring immediately after such date.

(b) Prepayment. The Company may at any time and from time to time prepay the outstanding Principal Amount of the Bridge Note (plus all accrued but unpaid interest thereon through the date of such prepayment) without premium.

3. Manner of Payment. Principal, interest, and all other amounts due under this Note shall be payable, in lawful money of the United States of America, to Holder at such address as designated from time to time by Holder in writing to Company or by electronic wire funds transfer of immediately available funds pursuant to written instructions provided to Company by Holder. All amounts due from Company to Holder under this Note shall be made without benefit of any setoff, counterclaim or other defense. All payments on this Note shall be applied first to the payment of fees and expenses, if any, then to accrued but unpaid Interest and then to the payment of the Principal Amount.

4. Conversion.

(a) Optional Conversion. Not applicable.

(b) Mandatory Conversion. The Company may require the Holder to convert the Bridge Note in the event that the investors providing the Recapitalization Financing, as such term is defined in the BWPA, shall fail to permit proceeds from that financing to be used to payoff the Bridge Notes in their entirety. In that event, upon delivery by the Company of a Mandatory Conversion Notice to the Holder (the “Conversion Notice”), all then remaining unpaid Principal Amount plus any then accrued and unpaid Interest thereon (the “Mandatory Conversion Amount”) shall be converted into that principal amount of the securities issued in the Recapitalization Financing (the “Conversion Securities”) which is equal to 125% of the Mandatory Conversion Amount.

5. Delivery of Note.  Upon receipt of a Conversion Notice, the Holder shall provide notice to the Company of the name or names in which the certificate or certificates for Conversion Securities are to be issued (the “Issuance Notice”), and the Holder shall surrender this Bridge Note (or a certificate of lost Bridge Note) at the office of the Company at such time that the Holder delivers the Issuance Notice to the Company. The Company shall, as soon as practicable thereafter, issue and deliver (but no later than five (5) business days) at such office to such Holder or to the nominee or nominees of such Holder, a certificate or certificates for the number of Conversion Securities to which such Holder shall be entitled as aforesaid. Such Mandatory Conversion shall be deemed to have been made immediately prior to the close of business on the date of the closing of the Recapitalization Financing (the “Mandatory Conversion Date”) and, in the absence of receipt of the Issuance Notice from the Holder, the Company will issue to the Holder the Conversion Securities issuable upon such Mandatory Conversion Date. The persons receiving the Conversion Securities in accordance herewith shall be treated for all purposes as the record holder or holders of such Conversion Securities as of the Mandatory Conversion Date.

6. Security. The Company’s obligations under this Bridge Note are secured, pursuant to and in accordance with the terms and conditions of the Security Agreement, dated even date herewith, issued by the Company and its subsidiaries, in favor of the Holder (the “Security Agreement”). The form of Security Agreement is annexed as Exhibit II to the BWPA.

7. Intercreditor Agreement. Pursuant to the Intercreditor Agreement between the Holder(s), the Company and YA Global Investments, L.P. (f/k/a Cornell Capital Partners, LP) (“YA Global”), the holder of the Company’s senior secured debt, YA Global has subordinated its security interest in the Collateral to the security interest and lien securing the Bridge Note, upon the terms set forth in such Intercreditor Agreement. The form of Intercreditor Agreement is annexed as Exhibit IV to the BWPA.

8. Issuance of Warrants. Upon the initial closing of the sale of a Bridge Note by the Company to the Holder pursuant to the BWPA, the Company will deliver to the Holder a warrant (the “Warrant”) of even date herewith entitling the Holder to purchase, for a period of five (5) years (the “Exercise Period”), four (4) shares of the Company’s common stock for each dollar of Bridge Note Principal Amount. The Warrant shall have the terms and conditions set forth in the form of Warrant, annexed as Exhibit III to the BWPA.

9. Event of Default.

(a) An “Event of Default” shall be deemed to have occurred under this Bridge Note upon the failure by the Company to perform, observe, or comply with any of the covenants, agreements, terms or conditions set forth herein or the occurrence of an event of default under the Security Agreement or an event of default in any of the Transaction Documents (as such term is defined in the BWPA), including but not limited to a termination of the Forbearance Agreement.

(b) Cross Default. Each Grantor hereby acknowledges and agrees that any default or Event of Default under this Bridge Note, the Security Agreement or under any other Transaction Document shall constitute an Event of Default under each other Transaction Document.

10. Miscellaneous.

a. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Bridge Note shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) two business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To Holder:	To the Company:

Wherify Wireless, Inc.
63 Bovet Road, #521, San Mateo, California 94402-3104
Attn: Chief Executive Officer
Fax Number:	Fax Number:

b. Expenses. The Company agrees to pay, as and when incurred, all costs and expenses, including but not limited to reasonable attorneys’ fees and costs of suit and preparation therefor incurred in connection with the collection and enforcement of this Bridge Note.

c. Assignment. The rights, interests and obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder. The Holder is entitled to assign its rights hereunder.

d. No Waiver. No failure or delay on the part of Holder or any other holder of this Note to exercise any right, power or privilege under this Bridge Note and no course of dealing between the Company and Holder shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Bridge Note are cumulative to, and not exclusive of, any rights or remedies that Holder would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to any other or further action in any circumstances without notice or demand.

e. Severability. If any provision of this Note shall be illegal or unenforceable, such provision shall be deemed canceled to the same extent as though it never had appeared therein, but the remaining provisions shall not be affected thereby.

f.  Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable legal fees and expenses.

g. Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Note are for convenience of reference only and are not to be considered in construing this Note.

h. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Bridge Note as of the day and year first above written.

THE COMPANY:

Wherify Wireless, Inc.
a Delaware corporation

By:
Name:
Title:

EXHIBIT I

FORM OF THE SECURITY AGREEMENT